COMFORCE CORPORATION
                         LONG-TERM STOCK INVESTMENT PLAN

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                             STOCK OPTION AGREEMENT


     This Stock Option Agreement ("Agreement") dated as of September 8, 1997 (the "Date of Grant") is entered into between COMFORCE Corporation ("Company") and Michael D. Madden ("Optionee"), pursuant to the Company's Long-Term Stock Investment Plan effective as of January 1, 1993, as amended effective as of October 31, 1996 and July 30, 1997, and as may hereafter be amended from time to time (as now or hereafter amended, the "Plan").

     THE PARTIES HERETO AGREE AS FOLLOWS:

     1. Grant of Option.

     (a) The Company hereby grants to the Optionee an option under the Plan to purchase a total of 90,000 Shares of the Company's Common Stock (the "Option") at an exercise price of $___ per Share upon the terms and conditions set forth herein. Such discretionary Option is in addition to and not in substitution of the nondiscretionary option for 10,000 Shares granted to Optionee under Article 6 of the Plan.

     (b) The Option is granted under and pursuant to the Plan, the terms of which are incorporated herein by reference, and, except as modified or limited hereby, is subject to all of the provisions thereof. Capitalized terms used herein without definition shall have the same meanings given such terms in the Plan. The Optionee represents and warrants that he has read the Plan, is fully familiar with all the terms and conditions thereof and agrees to be bound thereby.

     (c) The Option is a nonqualified stock option.

     (d) The Option shall terminate ten (10) years from the date of this Agreement, unless earlier terminated as provided in the Plan; provided, however, that in the event that the Optionee voluntarily resigns from the Board or ceases to serve on the Board for Cause (as hereinafter defined), this Option shall terminate immediately; and provided, further, in the event that the Optionee ceases to serve on the Board of Directors for any other reason whatsoever, this Option shall terminate immediately as to any unvested portion of this Option and, subject to earlier termination as hereinafter provided, shall continue to be exercisable as to any vested portion of this Option for a period of 90 days after the date he ceases to serve on the Board. The Optionee's ceasing to serve on the Board for "Cause" shall mean his removal or other termination by reason of his (i) failure or refusal as a member of any Committee of the Board to implement or follow the reasonable and proper policies or directions of the Board, (ii) intentional wrongful conduct which materially and adversely affects the Company's business or operations or can be reasonably expected to have such effect; (iii) embezzlement or wrongful conversion of the Company's assets; (iv) willful and improper disclosure or use for his own benefit of any confidential or proprietary information of the Company, the disclosure or use of which materially and adversely affects the Company's business or operations or can be reasonably expected to have such effect; or (v) any act involving fraud, dishonesty, or proven criminal conduct, this Option shall thereupon immediately terminate as to all vested and unvested portions.

     2. Exercise of Option. Subject to the terms and conditions for, and limitations on the exercise of the Option as set forth in the Plan, the Option shall be exercisable immediately as to 50,000 Shares, and shall become exercisable as to the remaining 40,000 Shares on the earlier of (a) September 8, 1998 or (b) the occurrence of a "Change in Control." As used herein, "Change of Control" shall mean the occurrence of any of the following events: (i) the Company is merged, consolidated or reorganized into or with another corporation or other entity, and as a result of such merger, consolidation or reorganization less than a majority of the combined

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voting power of the  then-outstanding  securities of such  corporation or entity immediately after such transaction is held in the aggregate by the holders of any class or series entitled to vote generally in the election of Directors ("Voting Stock") immediately prior to such transaction; or (ii) the Company sells or otherwise transfers all or substantially all of its assets to another corporation or other entity and, as a result of such sale or transfer, less than a majority of the combined voting power of the then-outstanding securities of such other corporation or entity immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock immediately prior to such sale or transfer.

     3. Income Taxes.

     (a)  No  Representations  or  Warranties.   Neither  the  Company  nor  the
Administrator nor any of their representatives or agents has made any representations or warranties to the Optionee with respect to the income tax or other consequences of the transactions contemplated by this Agreement, and the Optionee is in no manner relying on the Company, the Administrator or any of their representatives or agents for an assessment of such tax or other consequences.

     (b) Withholding Taxes. The Optionee shall make adequate provision for tax withholding obligations of the Company or any of its Affiliates in accordance with Section 5.03 of the Plan.

     4. Miscellaneous.

     (a) Binding Effect; Applicable Law. This Agreement shall bind and inure to the benefit of the Company and its successors and assigns, and the Optionee and any heir, legatee, or legal representative of the Optionee. This Agreement shall be interpreted under and governed by and construed in accordance with the laws of the State of Delaware.

     (b) Investment. The Optionee hereby agrees and represents that the Option and any purchase of Shares under the Option is for his own account for investment only.

     (c) Stock Issuance. The exercise by the Optionee of the Option granted hereunder will not become final nor will Shares by issued pursuant thereto unless such exercise fully complies with the requirements of the Plan and all applicable federal, state and local laws.

     (d)  No  Transfer.  The  Option  shall  not  be  assigned,   encumbered  or
transferred, except, in the event of death of the Optionee, by will or the laws of descent and distribution.

     IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate as of the day and year first above written.

                                          COMFORCE Corporation

                                          By:  _______________________________

                                          Title:  ____________________________

                                          OPTIONEE

                                          ____________________________________
                                          Michael D. Madden



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                                 Spousal Consent


     The undersigned has read and is familiar with the preceding Agreement and the Plan and hereby consents and agrees to be bound by all the terms of the Agreement and the Plan. Without limiting the foregoing, the undersigned specifically agrees that the Company may rely on any authorization, instruction or election made under the Agreement by the Optionee alone and that all of his or her right, title or interest, if any, in the Shares purchased by the Optionee under the Agreement, whether arising by operation of community property law, by property settlement or otherwise, shall be subject to all of such terms.



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